Exhibit 10.72
BUSINESS OBJECTS S.A.
STOCK SUBSCRIPTION WARRANTS AGREEMENT
The terms and conditions of the warrants (“the Warrants”) which give right to subscribe to a maximum of 45,000 ordinary shares of 0.10 euro nominal value each of Business Objects S.A., a société anonyme organized under the laws of French Republic (the “Company”) have been set by the Company’s board of directors at its meeting held on July 20, 2006. A copy of an extract of the minutes of this Company’s board of directors meeting held on July 20, 2006, is attached hereto as Exhibit A.
This stock subscription warrants agreement and its exhibits (the “Agreement”) is made by and between the Company and Mr. Jean-François Heitz (the “Holder”). For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as set forth below.
1. General
The Holder, any subsequent holder or assigns as further defined hereunder, is entitled to subscribe from the Company, a maximum of 45,000 ordinary shares of 0.10 euro nominal value each of the Company, subject to adjustment in accordance with the terms and conditions fixed by the Company’s board of directors on July 20, 2006 (“the Warrant Shares”), at an exercise price of 22.31 euros per share, subject to adjustment in accordance with the terms and conditions fixed by the Company’s board of directors on July 20, 2006, (the “Warrant Price”), and subject to the vesting provisions of section 2 hereof. These 45,000 Warrant Shares are underlying to the Warrants granted and issued by the Board of directors of the Company at the meeting held on July 20, 2006, in accordance to the authorization granted by the Shareholders of the Company at the general shareholders’ meeting held on June 7, 2006.
2. Exercise period and vesting schedule
     (a) To the extent the Warrants have then vested pursuant to Section 2(b) below, they shall be exercisable in whole or in part by the Holder hereof, provided however that upon termination of the Holder’s membership on the Company’s board of directors, these Warrants shall remain exercisable for a period of 90 days.
     (b) These Warrants may be exercised for up to 15,000 shares on or after June 1, 2007, up to an additional 15,000 shares on or after June 1, 2008, and up to an additional 15,000 shares on or after June 1, 2009.
     (c) These Warrants may be exercised in one or several lots, but at the latest on the earlier of the two following dates : (i) on July 20, 2013, or (ii) in case of termination of the term of office as Director of the Company, within 90 days following such termination date.
     (d) On the 91st day thereafter, the Holder agrees to sell to the Company the non-exercised Warrants for an aggregate price of 1 euro and the Company agrees to purchase such non-exercised Warrants the Holder agreed to sell to the Company for an aggregate price of 1 euro. The Holder hereby grants on his behalf and on behalf of any assignee of the Holder, all power and authority to the Company to register in its books the transfer of all such non-exercised warrants as from the 91st day following the termination referred in paragraph (c) above. Then the Company’s board of directors will cancel and void such repurchased non-exercised Warrants.

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3. Exercise of Warrants.
The Warrants may be exercised by the Holder hereof, in accordance with section 2 hereof, by (i) notification of exercise by registered mail to the Company together with a share subscription form (bulletin de souscription) in the form attached hereto, duly completed and signed by the Holder and (ii) full payment of the Warrant Price for the Warrant Shares to be issued with respect to which the Warrants are exercised. The Warrant Price may be paid exclusively in euros, in cash, by check or by wire transfer. In the event of the exercise of the Warrants, confirmations or “attestations d’inscription en compte” shall be delivered by BNP Paribas, or its successor, which administers the Company’s registered shares account and the Warrants account to the Holder, indicating the number of ordinary shares such Holder holds within a reasonable time. The Warrants shall be deemed exercised on the date on which the Company receives payment of the Warrant Price irrespective of the date of delivery of the notification of exercise and/or the subscription form. Any applicable taxes shall be the sole responsibility of the Holder and not of the Company.
4. Adjustment of Warrants .
In the event that the Company proceeds to any transaction mentioned in Articles L. 228-98 to L. 228-106 of the French Commercial code and in Article 242-8 to Article 242-16 of the French decree n° 67-236 of March 23, 1967, the rights of the Holder of the Warrants shall be adjusted in accordance with the terms and conditions fixed by the Company’s board of directors of July 20, 2006.
5. Non transferability of Warrants.
     (a) Except as provided in sub-section (b) below, the Holder hereby agrees not to sell, pledge, hypothecate, transfer, or dispose of the Warrants of in any manner other than by will or laws of descent or distribution and that the Warrants may be exercised, during the lifetime of the Holder, only by the Holder.
     (b) The transfer of these Warrants to the Holder’s Immediate Family shall be exempt from the provisions of section 5(a), provided however that the transferee agrees to be bound by and comply with the provisions of this Agreement, and signs a consent in the form attached hereto. « Immediate Family » as used herein shall mean the spouse, a direct descendant or ascendant, a brother or a sister of the Holder.
     (c) This Agreement is not transferable by endorsement or any other means and does not constitute evidence of ownership. If and when allowed, assignment of all or part of these Warrants may only be completed by notifying the form of assignment attached hereto, duly completed and signed by the Holder.

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6. Merger or public offer
In the event of merger of the Company, the Holder of the Warrants will be notified and given the same information as if he or she were a shareholder in order to make an investment decision as to whether to exercise his vested Warrants. Moreover, in the event of a merger or a public offer on the Shares of the Company, in case of unvested Warrants, the Company’s board of directors may, in its sole discretion and as an exception to section 2(b) hereof, decide to accelerate the vesting date for exercise the Warrants before the vesting date specified in section 2(b) above.
7. Applicable law.
These Warrants and this Agreement are subject to the laws of the French Republic.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on August 1, 2006.
All signed copies of this Agreement shall be deemed originals.

/s/ John Schwarz	/s/ Jean-François Heitz
BUSINESS OBJECTS S.A.	The Holder
By: John Schwarz
Chief Executive Officer

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Exhibit A
BUSINESS OBJECTS S.A.
Société anonyme
with a share capital of 9,639,564.20 euros
Registered office : 157-159rue Anatole France
92300 Levallois-Perret
R.C.S. Nanterre B 379 821 994

Board of Director
Meeting of July 20, 2006
Extract of the minutes
English Translation for information only

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Issuance of warrants to subscribe up to 45,000 Ordinary Shares reserved for Mr. Jean-François Heitz; correlative amendment of the articles of association and approval of the related complementary Board report
     The Chairman reminded the Board that the Extraordinary General Meeting of Shareholders on June 7, 2006 (the “Shareholders Meeting”), under its fourteenth resolution, authorized the Board to issue, free of charge, warrants to subscribe up to 45,000 Ordinary Shares, as well as the correlative issuance of these Ordinary Shares, reserved for Mr. Jean-François Heitz.
     The Chairman reminded the Board that the Shareholders Meeting waived under the foregoing mentioned resolutions, the statutory preferential right of the shareholders to subscribe to the warrants and to reserve the right to subscribe to such warrants to Mr. Jean-François Heitz. Moreover the Chairman reminded that the issuance of the warrants entails, for the benefit of Mr. Jean-François Heitz, the express waiver by the shareholders of their preferential right to subscribe to the new shares to be issued upon the exercise of such warrants.
     The Chairman reminded the Board that the Shareholders Meeting resolved further to grant to the Board full powers, with the right to sub-delegate in accordance with applicable French statutory provisions, to implement this resolution, including for the purpose of, to determine the dates and terms of the issuances; to set the price, terms and conditions of such issuance of warrants and shares to be issued upon the exercise of the warrants within the limits set by these resolutions; to modify the articles of associations accordingly and, in particular, the article 6 of the Company’s articles of associations in accordance with article 55 of Decree n° 67-236 of March 23, 1967 in order to indicate the recipient of the beneficiary of the special advantages and the nature of such advantages.
     As a result, and in compliance with the foregoing mentioned resolutions, the Chairman proposed to the Board to issue, free of charge, 45,000 warrants to subscribe up to 45,000 new Ordinary Shares reserved for some directors, as approved by the Shareholders Meeting.
     After deliberation, motion duly made and seconded, and in accordance to the conditions and delegation of the fourteenth resolution of the Shareholders Meeting, the Board, unanimously:
     Resolved to issue 45,000 warrants to subscribe up to 45,000 new Ordinary Shares, being stipulated that each warrant entitling to the subscription to one share of 0.10 euro nominal value, and to reserve the subscription of these warrants to Mr. Jean-François Heitz, in compliance with the terms and conditions of the fourteenth resolution of the Shareholders Meeting;
     Acknowledged, in compliance with the condition of price setting determined by the Shareholders Meeting under the foregoing mentioned resolutions, that the subscription price per share, fully payable upon exercise in cash on the date of subscription, shall be 22.31 euros, equal to the closing price of the Company’s shares on Eurolist by Euronext TM on June 6, 2006.
     Acknowledged that the warrants will be granted free of charge to the beneficiaries named above.
     Resolved that the warrants granted to Mr. Jean-François Heitz shall vest over three years, as follows: one-third of the warrants shall be exercisable on or after June 1, 2007, one-third of the warrants shall be exercisable on or after June 1, 2008 and one-third of the warrants shall be exercisable on or after June 1, 2009.
     Resolved further that the warrants may be exercised, in one or several lots, at any time if and when they are exercisable and at the latest, to the earlier of the following dates: (i) on July 20, 2013 or (ii) in case of termination of the term of office as director, within 90 days following such termination date, the non exercised warrants shall be null.
     Resolved that on the 91st day following such office termination date, the warrants holder shall sell to the Company the non-exercised Warrants for an aggregate price of 1 euro, the Company shall purchase such non-exercised warrants for such aggregate price and then the Company’s Board of directors shall cancel and void such repurchased non-exercised Warrants.
     Resolved that the Company may, at its option, from the date of issuance of the warrants, and in accordance with article L. 228-98 of the French Commercial Code, modify its form and its corporate purpose without needing to obtain the prior consent of the warrant holder at a general meeting.
     Resolved further that in accordance with article L. 228-98 of the French Commercial Code, the Company may modify the rules governing the allocation of profits and redeem its share capital without needing to obtain the prior consent of the warrant holder at a general meeting, provided that the Company takes the necessary measures in order to maintain the rights of the warrant holder in the conditions described below.
     Resolved that in the event of a reduction of the Company’s share capital resulting from losses, whether by way of a reduction in the nominal value or the number of shares composing the share capital, the rights of the warrant holder to receive shares will be reduced accordingly, as if such warrant holder had exercised his rights prior to the date at which the reduction of share capital has become definitive.
     Undertook that, in the event the Company carries out any of the following transactions after the date of issuance of the warrants:
•	issuance of new equity securities with preferential subscription rights in favour of shareholders;

•	allocation of free shares;

•	distribution of reserves in cash or in kind or of share premiums

•	modification of the allocation of profits;

•	redemption of capital;

•	repurchase of its own shares at a price higher than the market price; or

•	takeover, merger, or spin-off;
the Company will maintain the rights of the warrant holder, in accordance with articles L. 228-99 and L. 228-101 of the French Commercial Code and with articles 242-8 et seq. of decree no.67-236 of 23 March 1967, by means of an adjustment of the conditions of subscription according to the conditions described hereafter.
This adjustment will be effected in such a manner as to equalize the value of the shares that will be obtained upon exercise of the right after the completion of the transaction with the value of the shares that would have been obtained upon exercise of the warrants prior to the transaction.

In the event of adjustments carried out in accordance with paragraphs a) to g) hereafter, the new conversion ratio will be calculated to the nearest hundredth of a share (with 0.005 being rounded upwards). Any subsequent adjustments will be carried out on the basis of such newly calculated and rounded conversion ratio. However, since the exercise of the warrants may only result in the delivery of a whole number of shares, fractional entitlements will be settled as specified hereafter.
To this effect, the new basis for the exercise of warrants will be calculated by taking into account the following:
a)	In the event of a transaction conferring preferential subscription rights: the formula

Price of the subscription right Share price ex-subscription right

For the purposes of calculating this formula, the price of the share ex-subscription right and the price of the subscription right will be determined on the basis of the average of the opening prices quoted on Eurolist by Euronext TM for all stock exchange trading days falling in the subscription period.

b)	In the event of an allocation of free shares: the number of shares allocated to each existing share.

c)	In the event of a distribution of reserves in cash or in kind, or of share premiums: the formula:

Amount distributed per share Share price prior to the distribution

For the purposes of calculating this formula, the share price prior to the distribution will be equal to the weighted average of the market prices on Eurolist by Euronext TM of at least the three stock exchange trading days immediately preceding the date of the distribution.

d)	In the event of a modification of the allocation of profits: the formula

Reduction per share in the right to profits Share price prior to the modification

For the purposes of calculating this formula, the share price prior to the modification of the allocation of profits will be equal to the weighted average of the market prices on Eurolist by Euronext TM of at least the three stock exchange trading days immediately preceding the date of the modification.

e)	In case of a redemption of capital shares: the formula

Amount per share of the redemption Share price prior to the redemption

For the purposes of calculating this formula, the share price prior to the redemption will be equal to the weighted average of the market prices on Eurolist by Euronext TM of at least the three stock exchange trading days immediately preceding the date of the redemption.

f)	In the event of a buy-back by the Company of its own shares at a price higher than the market price: the formula

Pc % x (buy-back price minus share price) Share price

For the purposes of calculating this formula:
•	“Share price” means the weighted average of the market prices on Eurolist by Euronext TM of at least the three stock exchange trading days immediately preceding the buy-back (or the option to buy-back);

•	“Pc %” means the percentage of capital bought back;

•	“buy-back price” means the actual price at which the shares are bought back (by definition, this will be higher than the market price).
g)	In the event that the Company is taken over by another company (absorption) or is merged with one or more companies to form a new company (fusion) or is spun-off (scission), the warrant holders will be entitled to subscribe to shares of the acquiring company, new company, or the beneficiary companies of a spin-off on the same terms as initially provided.

The number of shares of the acquiring company or companies, new company or companies, or the beneficiary companies of a spin-off to which the warrant holders are entitled will be determined by adjusting the number of shares of the issuing company to which they were entitled to the appropriate number of shares to be created by the company or the companies benefiting from the capital contribution.
In the event that the Company carries out transactions in respect of which an adjustment under paragraphs a) to g) herebefore has not been carried out and where subsequently enacted French laws or regulation would require an adjustment, or in the event that a future French law or regulation would modify the adjustment described above, the Company will carry out such an adjustment in accordance with the applicable laws and regulations, taking into account the relevant market practices in effect in France at the time.
The Board of Directors shall report on the components of the calculation and on the results of any adjustment in the first annual report following such adjustment.
In the event of fractional entitlements, warrant holder will obtain the nearest whole number of shares immediately less than his entitlement and the Company will pay the fractional entitlements in cash.
     Acknowledged that, pursuant to Article L.228-103 of the French Commercial Code, the warrant holder will be “grouped” automatically in order to defend his interests in a masse that has legal personality (hereinafter “Masse”). The Board specifies that the Masse will be governed by the Articles L.228-47 to L.228-64 and Article L.228-66 and Article L.228-90 of the French Commercial Code.
     Acknowledged that, pursuant to Article L.228-103 of the French Commercial Code, the general meeting of warrant holder is required to authorize any modifications to the terms and conditions of their issuance decided by the Board of Directors and to deliberate upon any decision pertaining to subscription conditions or to the attribution of shares determined upon issuance of the warrants.

     Resolved that in the event of merger of the Company, the warrants holder will be notified and given the same information as if he was a shareholder in order to exercise, if he wishes so, his subscription rights. Moreover, in the event of a merger or a public offer on the Company’s securities, had he not acquired his full rights, the Board of Directors may, in its sole discretion, decide to amend and accelerate the vesting schedule of the warrant set hereunder.
     Resolved to amend the article 6 of the Company’s articles of association by inserting the following paragraphs:
     “Mr. Jean-François Heitz is a recipient of special advantages resulting from the grant by the Board meeting held on July 20, 2006 in compliance with the authorization of the fourteenth resolution of the Extraordinary General Meeting of shareholders held on June 7, 2006, of 45,000 warrants giving the right to subscribe to one share each; The special advantages consist of (i) the grant of such warrants without payment as consideration and (ii) the benefit from a fixed exercise price per share equal to 22.31 euros, being the closing price of the Company’s shares on the Eurolist by Euronext TM. on June 6, 2006.”
     Resolved to approve the Stock Subscription Warrant Agreement attached as exhibit of these minutes and grant all power to the Chief Executive Officer (Directeur Général) to sign this agreement with the concerned warrant holder.
     Resolved, in compliance with the terms of the articles 155-1 and 155-2 of the French Decree n°67-236 of March 23, 1967, to draw up and approve the complementary report of the Board relating to the final condition of issuance of the warrants, which will be put at shareholders disposal at the registered of the Company and will be presented at the next shareholders meeting.

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FORM OF SUBSCRIPTION
[to be signed upon exercise of Warrants]
BUSINESS OBJECTS S.A.
Société anonyme
with a share capital of 9,639,534.20 euros
Registered office : 157-159 rue Anatole France
92300 Levallois-Perret
R.C.S. Nanterre B 379 821 994
     I, the undersigned, Holder of                                          Share Warrants in total, the issue of which was decided by the Company’s board of directors at its meeting held on July 20, 2006 in accordance to the authorization granted by the Shareholders of the Company at the general shareholders’ meeting held on June 7, 2006 for a price of                      euros per Share Warrants, hereby elects to exercise                      Warrants and to subscribe                                          Company’s ordinary shares of 0.10 euro nominal value each, and herewith makes payment of                                          euros.
The undersigned requests that the confirmation for such ordinary shares be issued in the name of and delivered to
Whose address is
Made on this                      day of                     ,
By

Signature
[above signature, please handwrite “Valid for subscription of                      shares.”]

FORM OF ASSIGNMENT AND CONSENT
[to be signed upon transfer of Warrants]
     I, the undersigned, Holder of                                          Share Warrants in total, the issue of which was decided by the Company’s board of directors at its meeting held on July 20, 2006 in accordance to the authorization granted by the Shareholders of the Company at the general shareholders’ meeting held on June 7, 2006 for a price of                      euros per Share Warrants, hereby elects transfers to                                         , who is qualified as an Immediate Family member in his/her capacity as, pursuant to the terms and conditions of the section 5 of the stock subscription warrant agreement.
Made on this                      day of                     ,
Signature of the Holder
Name
Address
Signed in the presence of:
Signature of the witness
Name
Address
* * *
I, the undersigned, [spouse, father, mother, son, daughter, brother, sister, etc] of Jean-François Heitz, hereby agree to be bound by, and comply with, the provisions of the Stock Subscription Agreement signed on ___________________________ between Business Objects and Jean-François Heitz.
Made on this __________ day of ______________, ____________
Signature of [spouse, father, mother, son, daughter, brother, sister, etc]
Name
Address
Agreed by Business Objects S.A.

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